Jennifer Sherman, President & Chief Executive Officer Ian Hudson, SVP, Chief Financial Officer Federal Signal Q1 2021 Earnings Call May 4, 2021

Safe Harbor This presentation contains unaudited financial information and various forward-looking statements as of the date hereof and we undertake no obligation to update these forward- looking statements regardless of new developments or otherwise. Statements in this presentation that are not historical are forward-looking statements. Such statements are subject to various risks and uncertainties that could cause actual results to vary materially from those stated. Such risks and uncertainties include but are not limited to: direct and indirect impacts of the coronavirus pandemic and the associated government response, economic conditions in various regions, product and price competition, supply chain disruptions, work stoppages, availability and pricing of raw materials, risks associated with acquisitions such as integration of operations and achieving anticipated revenue and cost benefits, foreign currency exchange rate changes, interest rate changes, increased legal expenses and litigation results, legal and regulatory developments and other risks and uncertainties described in filings with the Securities and Exchange Commission. This presentation also contains references to certain non-GAAP financial information. Such items are reconciled herein and in our earnings news release provided as of the date of this presentation. 2

Q1 Highlights * 3* Comparisons versus Q1 of 2020, unless otherwise noted • Net sales of $279 M, vs. $286 M • Operating income of $27.8 M, vs. $32.3 M • Adjusted EBITDA of $41.2 M, vs. $43.9 M • Adjusted EBITDA margin of 14.8%, compared to 15.3% • GAAP EPS of $0.36, vs. $0.38 • Adjusted EPS of $0.38, vs. $0.39 • Record quarterly orders of $384 M, up $80 M, or 26% • Record backlog of $410 M, up $9 M, or 2% • Backlog up $106 M, or 35% vs. Q4 2020

4 Group and Corporate Results $ millions, except % Q1 2021 Q1 2020 % Change ESG Orders 324.2 237.5 37% Sales 228.1 233.0 -2% Operating income 27.1 29.4 -8% Operating margin 11.9% 12.6% Adjusted EBITDA 39.3 40.0 -2% Adjusted EBITDA margin 17.2% 17.2% SSG Orders 59.9 66.4 -10% Sales 50.7 53.1 -5% Operating income 7.2 7.4 -3% Operating margin 14.2% 13.9% Adjusted EBITDA 8.2 8.2 0% Adjusted EBITDA margin 16.2% 15.4% Corporate expenses 6.5 4.5 44% Consolidated Orders 384.1 303.9 26% Sales 278.8 286.1 -3% Operating income 27.8 32.3 -14% Operating margin 10.0% 11.3% Adjusted EBITDA 41.2 43.9 -6% Adjusted EBITDA margin 14.8% 15.3%

Consolidated Statement of Operations 5 $ millions, except % and per share Q1 2021 Q1 2020 $ Change % Change Net sales 278.8$ 286.1$ (7.3)$ -3% Gross profit 68.8 74.8 (6.0) -8% SEG&A expenses 40.8 42.2 (1.4) -3% Acquisition and integration related expenses 0.2 0.3 (0.1) -33% Operating income 27.8 32.3 (4.5) -14% Interest expense 1.1 1.5 (0.4) -27% Other (income) expense, net (0.5) 0.2 (0.7) -350% Income tax expense 5.0 7.2 (2.2) -31% Net income 22.2 23.4 (1.2) -5% Diluted EPS 0.36$ 0.38$ (0.02)$ -5% Diluted adjusted EPS 0.38$ 0.39$ (0.01)$ -3% Gross Margin 24.7% 26.1% SEG&A expenses as a % of net sales 14.6% 14.8% Effective tax rate 18.4% 23.5%

6 Adjusted Earnings per Share ($ in millions) 2021 2020 Net income, as reported 22.2$ 23.4$ Add: Income tax expense 5.0 7.2 Income before income taxes 27.2 30.6 Add: Acquisition and integration-related expenses 0.2 0.3 Coronavirus-related expenses (1) 0.9 0.4 Purchase accounting effects (2) 0.1 0.2 Adjusted income before income taxes 28.4 31.5 Adjusted income tax expense (3) (5.2) (7.4) Adjusted net income 23.2$ 24.1$ Diluted EPS, as reported 0.36$ 0.38$ Adjusted diluted EPS 0.38$ 0.39$ Three Months Ended March 31, (2) Purchase accounting effects relate to adjustments to exclude the step-up in the valuation of acquired JJE equipment that w as sold subsequent to the acquisition in the three months ended March 31, 2021 and 2020, as w ell as to exclude the depreciation of the step-up in the valuation of the rental f leet acquired. (3) Adjusted income tax expense for the three months ended March 31, 2021 and 2020 w as recomputed after excluding the impact of acquisition and integration-related expenses, coronavirus-related expenses and purchase accounting effects, w here applicable. (1) Coronavirus-related expenses in the three months ended March 31, 2021 and 2020 include direct expenses incurred as a result of the coronavirus pandemic, that are incremental to, and separable from, normal operations. These expenses primarily related to the Company's employee w ellness initiatives, including incremental paid time off and reimbursement for certain coronavirus-related expenses.

7 Financial Strength and Flexibility * * Dollar amounts as of, or for the quarter ending 3/31/2021 ** Net debt is a non-GAAP measure and is computed as total debt of $222.6 M, less total cash and cash equivalents of $54.8 M Strong capital structure • Cash and cash equivalents of $54.8 M • Net debt of ~$168 M ** • In July 2019, we executed a five-year, $500 M revolving credit facility, with flexibility to increase by additional $250 M for acquisitions • No debt maturities until July 2024 • Net debt leverage remains low • Compliant with all covenants with significant headroom Healthy cash flow and access to cash facilitate organic growth investment and cash returns to stockholders • Generated ~$26 M of cash from operations in Q1 this year, up $21 M from Q1 last year • ~$270 M of availability under revolving credit facility • Anticipating full year cap ex of $20 M-$25 M, including investments in our plants to add capacity and gain efficiencies through automation • Completed acquisition of OSW for initial payment of ~$53 M in Q1 2021 • Paid $5.5 M for dividends, reflecting increased dividend of $0.09 per share; recently declared similar dividend for Q2 2021 • ~$91 M of repurchase authorization remaining under current programs (~5% of market cap)

CEO Remarks – Market Conditions 8 • Domestic employee vaccination rates ahead of national average, with over 60% of Illinois-based employees now fully vaccinated • Q1 orders at record levels, surpassing previous high by over $50 M, contributing to record backlog at end of quarter ▪ Strength across most end markets demonstrates growing confidence in a post-pandemic recovery ▪ Notable strength in sewer cleaner demand, with ~70% of orders including optional “safe digging” package ▪ Improved demand for dump trucks, road marking equipment and other industrial products • Acted quickly to mitigate the impact of temporary chassis supply disruption on certain product lines; although expecting some short-term production impact at our largest facility around July 4th holiday • Taking actions in response to rising commodity costs, where possible • Access to labor remains good in most geographies

CEO Remarks – Growth Initiatives 9 • Safe digging trends improving with uptick in industrial markets ▪ TRUVAC demonstrations up 70% ▪ Education efforts positively impacting sewer cleaner demand • Aftermarket progress continues ▪ Q1 aftermarket revenues up 6% YoY; increased to ~27% of ESG’s revenues in Q1 ▪ Monitoring current situation in Canada with strict stay-at-home orders in place • Gaining traction on new product development ▪ Street sweeper electrification remains a key focus area ▪ Recent product launches at TBEI and SSG contributing to market share gains • M&A ▪ Completed acquisition of OSW in February; integration efforts underway ▪ Active M&A pipeline • Recently completed capacity expansions at several facilities and evaluating long-term strategy for Elgin and University Park facilities, which are currently leased though 2023

CEO Remarks – Growth Initiatives 10 Federal Stimulus • $1.9 trillion of economic stimulus with $350 billion earmarked to go to state, local and territorial governments. Among other things, stimulus package targets the maintenance of essential infrastructure, such as sewer systems and streets • As a provider of equipment used to support these essential services, we are well positioned to benefit from such investment • The potential for an Infrastructure Bill would provide visibility for project planning and increased capital equipment demand in areas such as roads, bridges, telecommunications, clean energy and public transportation • We anticipate that meaningful investment in infrastructure would benefit most of our product offerings, including equipment sales and rentals of dump trucks and trailers, safe digging trucks, road marking equipment, sewer cleaners and street sweepers Municipality/ Industrial Resiliency • Our dealer partners remain cautiously optimistic about market conditions in 2021, noting that both corporate and sales tax collections appear to have held up better than originally anticipated, adding greater stability to their revenue sources • We continue to be bullish about the long-term prospects for our safe digging initiative and are monitoring further developments on the regulatory front • Recent increase in oil prices could generate increased demand for the sale and rental of our industrial products

Maintaining 2021 Outlook Adjusted EPS* ranging from $1.73 to $1.85 Represents increase of 4% to 11% over 2020* 11 ▪ Revenue growth ▪ Double-digit improvement in pre-tax earnings ▪ Depreciation and amortization expense to increase by ~$6 M to $8 M ▪ Capital expenditures of $20 M to $25 M, including ongoing plant expansions ▪ Anticipating year-over-year headwind of ~$8 M associated with cost saving actions taken in 2020 which may return in 2021 ▪ Interest rate of 2-3% Key Full-Year Assumptions ▪ Effective income tax rate of ~24%, including estimated discrete tax benefits ▪ ~62 M weighted average shares outstanding ▪ Seasonal effects typically result in Q1 earnings being lower than subsequent quarters ▪ Expect 2H to be stronger than 1H ▪ Does not consider any upside from recent federal stimulus and potential infrastructure investment *Adjusted earnings per share (“EPS”) is a non-GAAP measure, which includes certain adjustments to reported GAAP income from continuing operations and diluted EPS. In 2020, we made adjustments to exclude the impact of acquisition and integration-related expenses, pension-related charges, restructuring activity, coronavirus-related expenses and purchase accounting effects, where applicable. We have also previously made adjustments to GAAP income from continuing operations and diluted EPS for special tax items. Should any similar items occur in 2021, we would expect to exclude them from the determination of adjusted EPS. However, because of the underlying uncertainty in quantifying amounts which may not yet be known, a reconciliation of our Adjusted EPS outlook to the most applicable GAAP measure is excluded based on the unreasonable efforts exception in Item 10(e)(1)(i)(B).

Federal Signal Q1 2021 Earnings Call 12 Q&A May 4, 2021 Jennifer Sherman, President & Chief Executive Officer Ian Hudson, SVP, Chief Financial Officer

Investor Information Stock Ticker - NYSE:FSS Company website: federalsignal.com/investors HEADQUARTERS 1415 West 22nd Street, Suite 1100 Oak Brook, IL 60523 INVESTOR RELATIONS 630-954-2000 Ian Hudson SVP, Chief Financial Officer IHudson@federalsignal.com 13

Federal Signal Q1 2021 Earnings Call 14 Appendix

Consolidated Adjusted EBITDA 15 $ millions, except % Q1 2021 Q1 2020 Net income 22.2$ 23.4$ Add: Interest expense 1.1 1.5 Acquisition and integration-related expenses 0.2 0.3 Coronavirus-related expenses 0.9 0.4 Purchase accounting effects * 0.1 0.1 Other (income) expense, net (0.5) 0.2 Income tax expense 5.0 7.2 Depreciation and amortization 12.2 10.8 Consolidated adjusted EBITDA 41.2$ 43.9$ Net Sales 278.8$ 286.1$ Consolidated adjusted EBITDA margin 14.8% 15.3% * Excludes purchase accounting expense effects included within depreciation and amortization of $0.0 million and $0.1 million for the three months ended M arch 31, 2021 and 2020, respectively

Segment Adjusted EBITDA 16 ESG $ millions, except % Q1 2021 Q1 2020 Operating Income 27.1$ 29.4$ Add: Acquisition and integration-related expenses 0.0 0.1 Coronavirus-related expenses 0.8 0.4 Purchase accounting effects * 0.1 0.1 Depreciation and amortization 11.3 10.0 Adjusted EBITDA 39.3$ 40.0$ Net Sales 228.1$ 233.0$ Adjusted EBITDA margin 17.2% 17.2% SSG $ millions, except % Q1 2021 Q1 2020 Operating Income 7.2$ 7.4$ Add: Coronavirus-related expenses 0.1 0.0 Depreciation and amortization 0.9 0.8 Adjusted EBITDA 8.2$ 8.2$ Net Sales 50.7$ 53.1$ Adjusted EBITDA margin 16.2% 15.4% * Excludes purchase accounting expense effects included within depreciation and amortization of $0.0 million and $0.1 million for the three months ended M arch 31, 2021 and 2020, respectively

Non-GAAP Measures • Adjusted net income and earnings per share (“EPS”) - The Company believes that modifying its 2021 and 2020 net income and diluted EPS provides additional measures which are representative of the Company’s underlying performance and improves the comparability of results between reporting periods. During the three months ended March 31, 2021 and 2020, adjustments were made to reported GAAP net income and diluted EPS to exclude the impact of acquisition and integration-related expenses, coronavirus-related expenses and purchase accounting effects, where applicable. • Adjusted EBITDA and adjusted EBITDA margin - The Company uses adjusted EBITDA and the ratio of adjusted EBITDA to net sales (“adjusted EBITDA margin”), at both the consolidated and segment level, as additional measures which are representative of its underlying performance and to improve the comparability of results across reporting periods. We believe that investors use versions of these metrics in a similar manner. For these reasons, the Company believes that adjusted EBITDA and adjusted EBITDA margin, at both the consolidated and segment level, are meaningful metrics to investors in evaluating the Company’s underlying financial performance. Other companies may use different methods to calculate adjusted EBITDA and adjusted EBITDA margin. • Consolidated adjusted EBITDA is a non-GAAP measure that represents the total of net income, interest expense, acquisition and integration-related expenses, coronavirus-related expenses, purchase accounting effects, other income/expense, income tax expense, and depreciation and amortization expense. Consolidated adjusted EBITDA margin is a non-GAAP measure that represents the total of net income, interest expense, acquisition and integration-related expenses, coronavirus-related expenses, purchase accounting effects, other income/expense, income tax expense, and depreciation and amortization expense divided by net sales for the applicable period(s). • Segment adjusted EBITDA is a non-GAAP measure that represents the total of segment operating income, acquisition and integration-related expenses, coronavirus-related expenses, purchase accounting effects and depreciation and amortization expense, as applicable. Segment adjusted EBITDA margin is a non-GAAP measure that represents the total of segment operating income, acquisition and integration-related expenses, coronavirus-related expenses, purchase accounting effects and depreciation and amortization expense, as applicable, divided by net sales for the applicable period(s). Segment operating income includes all revenues, costs and expenses directly related to the segment involved. In determining segment income, neither corporate nor interest expenses are included. Segment depreciation and amortization expense relates to those assets, both tangible and intangible, that are utilized by the respective segment. 17